                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 27, 2000 relating to the consolidated financial statements, which appears in Organogenesis Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                         /s/ PricewaterhouseCoopers LLP

                                         PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 21, 2000